UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2005, Greater Bay Bancorp (the “Registrant”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as Agent, and the other lenders thereto. The Amendment clarifies that the Registrant may make investments that are permissible for national banks and includes a $50 million limit on other types of investments, subject to certain conditions. A copy of the Amendment is included as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of August 29, 2005, by and among Greater Bay Bancorp, Wells Fargo Bank, National Association, as Agent, and the other lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: September 1, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to Credit Agreement, dated as of August 29, 2005, by and among Greater Bay Bancorp, Wells Fargo Bank, National Association, as Agent, and the other lenders thereto